Exhibit 99.01

TetriDyn Solutions, Inc., Announces it has Signed a Letter of Intent (LOI) with The Ameriglobal Senior Living Group, LLC

Lancaster, Pennsylvania, October 27, 2015 – TetriDyn Solutions, Inc. (OTCMarkets: TDYS) announced today that the company has entered into a letter of intent (LOI) with The Ameriglobal Senior Living Group, Inc. (ASLG).

The principal terms of the LOI consist of the following two phases:

Phase One: TetriDyn and ASLG agree that ASLG will carry out a beta trial of TetriDyn’s Silver Key Solution product line, including peer review, at two senior healthcare facilities in Allentown, Pennsylvania. The trial will determine the viability of the Silver Key Solution product line for the medical industry as a professional medical management and tracking solution that addresses problem areas in the healthcare segment, including issues surrounding patient care, optimized business processes for the healthcare providers, improved reporting of incidents, and increased revenues for provided services. The beta trial will last up to six months, at the end of which ASLG will present to TetriDyn a marketing plan for the Silver Key Solution product line for domestic sales and marketing, with sales projections for five years.

Phase Two: Provided that the results of the beta trial of the Silver Key Solution product line justify further commercialization, the parties have agreed to negotiate in good faith a technology transfer agreement that provides for ASLG to market and sell Silver Key Solution product line products throughout the United States (but not internationally) in consideration of a cash payment and a royalty on all sales during the ensuing 10 years.

Randall Weston, CEO of ASLG and CEO of The Weston Group, will manage and oversee the beta trial of the Silver Key Solution product line in conjunction with Weston Group IT personnel who will review and assist with the technical aspects, including making suggested modifications and enhancements to the system, if necessary.

About TetriDyn Solutions, Inc.

TetriDyn Solutions, Inc. provides business information technology (IT) solutions primarily to the healthcare industry. The company’s business IT solutions fall into four major categories: Silver Key Solution, ChargeCatcher Revenue Recovery Services, Healthcare Software Solutions, and Consulting Services. Silver Key Solution is the company’s radio-frequency identification (RFID) product. Silver Key addresses problem areas in the healthcare segment, including issues surrounding patient care. It creates an integrated system that includes hardware devices worn by individuals, communications equipment, complex databases, and software systems that provide reporting and analysis tools. In 2011, the company established its first beta-test sites for healthcare RFID solutions that include automatic patient fall detection, motion detection, identification of location within a facility, and proximity of facility employee to facility resident. ChargeCatcher Revenue Recovery Services is the company’s new proprietary product. ChargeCatcher specifically targets revenue recovery in hospital environments. It performs advanced data mining and statistical correlation methodologies on a hospital’s chargeable items, while also employing artificial intelligence algorithms, to identify services and materials that were expended but never billed. The company provides consulting services to customers needing assistance with various aspects of their IT services. It offers enterprise IT assessments, policy and procedure review and creation, IT strategic planning, and project management and planning.

Use of Forward-Looking Statements

This press release contains forward-looking statements such as the statements regarding TetriDyn’s plans or expectations for the beta trial of Silver Key Solutions on the terms in the LOI. These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation: a decision by any of the interested parties to not enter into a definitive agreement; the inability of the parties to successfully negotiate and enter into a definitive agreement; the inability of the parties to meet every closing condition contained in such definitive agreement and the protection and maintenance of TetriDyn’s intellectual property rights. Additional information and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in TetriDyn’s periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors.” Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, TetriDyn disclaims any obligation to update these forward-looking statements to reflect future information, events or circumstances.

CONTACT:

Becky Wink

Investor and Media Relations

717-715-0238

Becky.Wink@jpfventures.com